EXHIBIT 23.2







               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4,
1997, which appears on page 30 of The Penn Traffic Company's Form
10-K for the year ended February 1, 1997.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Syracuse, New York
July 28, 1997